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                                                                   EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus and Registration Statement (Form S-4) of Tellabs, Inc. for the registration of 110,868,446 shares of its common stock and to the incorporation by reference therein of our reports dated January 26, 1998, with respect to the consolidated financial statements of Tellabs, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended January 2, 1998 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                   ERNST & YOUNG LLP
                                                   Chicago, Illinois
                                                   July 20, 1998